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                  LEASE AGREEMENT BETWEEN C. RICHARD AND RENE DEANE

                                         AND

                                COAST COMMERCIAL BANK


THIS LEASE AGREEMENT is entered into this 4th day of March, 1998, in the City of Capitola, County of Santa Cruz, State of California, by and between C. RICHARD DEANE and RENE DEANE ("Landlord") and COAST COMERCIAL BANK, a California Corporation ("Tenant").

For and in consideration of the rents and covenants set forth below, Landlord hereby leases and Tenant takes the Premises described below on the following terms and conditions, including any exhibits and addenda which are attached.

1. BASIC LEASE PROVISIONS. The following basic lease provisions are part of this Lease, but are qualified and subject to further definition and clarification in the paragraphs which follow.

     1.1 Tenant: Coast Commercial Bank, 740 Front Street, Suite 240, Santa Cruz, CA 95060.
     1.2 Premises: 1850 41st Avenue, Suite 101, Captiola, California, as outlined in color on attached Exhibit "A".
     1.3  Dimensions: The Premises shall have 2528 square feet, approximately.
     1.4  Use of Premises: Commercial bank.
     1.5  Lease Term: five (5) years, plus three 5-year renewal options.
     1.6  Initial Base Rent: $6,320 per month.
     1.7 Rent adjustments: Base Rent shall be adjusted annually to reflect any increase in the CPI, All Items Indexes, All Urban Consumers, for the San Francisco-Oakland-San Jose area, with a 1% minimum and 6% maximum increase per year.
     1.8  Late charges: 6% of unpaid amount, 10 days.
     1.9  Security deposit: None.
     1.10 Common area maintenance charges, insurance and taxes: 51.5% of operating costs, insurance, and real property taxes and assessments, including management and administrative services, for the building in which the Premises are located (the "Building").
     1.11 Anticipated commencement date: April 1, 1998

2. PREMISES. Landlord hereby leases, demises, and rents to Tenant, and Tenant hereby leases and takes from Landlord, the interior space only, as described in
Section 1.2 above, as outlined in color on attached Exhibit "A". The Premises shall have dimensions measuring from the center of any partition wall and to the outside of any exterior wall for a total of approximately 2528 square feet.

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3.   LEASE TERM.    Unless sooner terminated as provided in this Lease, the term of this Lease shall be for a period of five (5) years. The Lease shall commence April 1, 1998 (the "Commencement Date"). In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease, other than the rent provisions. Any such early possession shall not advance the expiration date of the Lease. Should Tenant hold over and continue in possession after expiration of the term of this Lease or any extension thereof, Tenant's continued occupation shall be considered a month-to-month tenancy subject to all the terms and conditions of this Lease.

4.   DELAY IN DELIVERY OF POSSESSION.    If Landlord is unable to deliver
possession of the Premises to Tenant on the date originally anticipated as a result of circumstances beyond Landlord's control no rent shall accrue or become due under this Lease until actual physical possession of the Premises is delivered and tendered to Tenant. Should Landlord be unable to deliver possession of the Premises to Tenant within 90 days after the anticipated Commencement Date specified in Paragraph 1.11 above, Tenant may terminate this Lease by giving Landlord written notice of Tenant's election to do so, and in such event this Lease shall become null and void, and Landlord shall forthwith refund to Tenant any consideration given to Landlord pursuant to execution of this Lease.

5. ACCEPTANCE OF PREMISES. After Landlord delivers possession of the Premises to Tenant and Tenant takes occupancy of the Premises, Tenant shall have no legal or equitable remedy based upon a claim that Landlord failed to deliver possession in accordance with the terms or this Lease or based on a claim that the size, location, lay-out, dimensions, or construction of the Building, or service areas, sidewalks, adjacent parking or other Common Areas, were not completed or furnished in accordance with the terms of this Lease. Notwithstanding the foregoing, Landlord warrants that all existing electrical, plumbing, and HVAC shall be in working order on the Commencement Date.

6.   BASE RENT.    Tenant shall pay to Landlord for the use and occupancy
of the Premises during the first twelve (12) months of the Lease term, in addition to the other sums set forth hereinafter, Base Rent in the sum of Six Thousand Three Hundred Twenty and no/100 ($6,320.00) per month, payable in advance on or before the first day of each calendar month of the Lease term, without offset or deduction of any kind or for any reason, it being agreed that the foregoing covenant to pay rent is independent of any other covenant herein contained.

7.   COST OF LIVING ADJUSTMETS.    At the end of each year of the lease term,
the monthly Base Rent shall be adjusted to reflect any increase in the cost of living index. The increase shall be calculated on the basis of the U.S. Department of Labor Consumer Price Indexes, All Items Indexes, All Urban Consumers for the San Francisco-Oakland-San Jose area. The monthly Base Rent shall be increased at the end of each year by the percentage increase in said index in the twelve (12) calendar month period preceding such adjustment, based on the most recent publication of the index immediately prior to the adjustment date. Notwithstanding the foregoing, the Base Rent

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shall at each adjustment date be increased by an amount not less than 1% nor more than 6% above the Base Rent for the twelve calendar month period preceding the adjustment. If at any rental adjustment date of this lease, the parties shall substitute any official index publishes by the Bureau of Labor Statistics, or other agency, as may be comparable thereto and as may carry out the intent of this provision.

8.   LATE CHARGES AND DISHONORED CHECKS.     If nay rent payment otherwise due
is not received by Landlord by the 10th day of the month such payment is due, in addition to the provisions for the default in Paragraph 30 below, there shall be added thereto, as additional rent to become due and payable. In the event that any check or other instrument tendered by Tenant is dishonored, in addition to late charges as specified above, Tenant shall pay an additional fee of $30.00 to reimburse Landlord for administrative costs incurred in connection with such dishonored instrument.

9.   PAYMENT OF ADDITIONAL RENT.   In addition to the Base Rent required under
the terms of this Lease, Tenant shall pay to Landlord as additional rent, at the times hereinafter set forth, without deduction, set off or abatement, the following additional charges, the nonpayment of which shall be subject to all provisions of this Lease and of law as to default in the payment of rent:

     A.   COMMON AREA CHARGES.     Tenant shall pay to Landlord as a Common Area
charge Tenant's proportionate share of all direct costs and expenses of every kind and nature paid or incurred by Landlord in operating and maintaining the Common Areas. Such costs and expenses shall include but not be limited to costs of cleaning, lighting, repairing, and replacing (except to the extent proceeds of insurance or condemnation awards are available therefor), landscaping, providing security, providing public liability, property damage, fire and extended coverage and such other insurance as Landlord deems appropriate; total compensation and benefits (including premiums for worker's compensation and other insurance) paid to or on behalf of employees; personal property taxes; supplies; fire protection and fire hydrant charges; water; garbage and sewer charges; utility charges; licenses and permit fees; reasonable depreciation of equipment used in operating and maintaining the Common Areas and rent paid for leasing any such equipment, and reasonable reserves for Common Area maintenance, including costs of normal wear and tear to the roof and exterior walls of the Building, plus 15% of all such costs up to $300 in costs per month as a fee for managing and administering the Common Area. Tenant's proportionate share of the Common Area charges shall be 51.5%

Tenant's Common Area charges shall be paid in monthly installments on the first day of each month in an amount to be estimated by Landlord. On or before April 1 of each year, Landlord shall furnish to Tenant a statement of the actual amount of Tenant's proportionate share of such Common Area charges for the preceding calendar year. Within 30 days after delivery of such statement, Tenant shall pay to Landlord or Landlord shall remit to Tenant, as the case may be, the difference between the estimated amounts paid by Tenant and the actual amounts of Tenant's Common Area charges for such period as shown by such statement. For purposes of calculating the actual Common

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Area charges for any partial year, the total Common Area charges shall be pro-rated based upon twelve 30-day months.

B.   REAL PROPERTY TAXES.     Except as provided below with regard to
change of ownership, Tenant agrees to pay Tenant's proportionate share of all real estate taxes, governmental fees, and assessments of every kind and nature levied against or in connection with the Building during the term of this Lease or any extension thereof. Tenant further covenants and agrees that Tenant's proportionate share of such taxes, fees and assessments or other charges shall be the same as Tenant's pro-rata share of Common Area expenses.

Notwithstanding the foregoing, in the event the real estate taxes on the Building are increased due to a change of ownership during the initial term of this Lease, Tenant's proportionate share of real estate taxes shall not increase by more than 10% per year, until they equal Tenant proportionate share of the real estate taxes as adjusted for the change of ownership. In the event the Lease is renewed at end of the initial lease term, the taxes shall be adjusted at the commencement of the renewal term to equal Tenant's proportionate share, notwithstanding any change of ownership during the previous term. In the event there is a change of ownership during any renewal term, the same limitation on increase until the end of that renewal term shall apply.

During the term this Lease, Tenant shall pay to Landlord, monthly in advance, an amount equal to 1/12 of Tenant's proportionate share of real property taxes and assessments for the current tax year, as reasonably estimated by Landlord. If tenant's proportionate share of taxes with respect to any tax year is less than the total amount theretofore paid by Tenant for such period, the excess shall be refunded to Tenant. If Tenant's proportionate share of taxes for any tax year exceeds the total amount theretofore paid by Tenant for such period, Tenant shall, within 30 days following receipt of invoices from Landlord, pay the difference between the actual amount of real estate taxes and assessments. Landlord shall provide Tenant with a statement showing the computation of Tenant's pro rata share, together with a copy of the tax bill form the appropriate taxing authority, each year.

Tenant shall be totally responsible for all real property taxes and assessments and all personal property taxes, levied or assessed by reason of or in connection with any furniture, fixtures or other improvements installed on the Premises by Tenant.

C.   LANDLORD'S INSURANCE.    In addition to the Base Rent as set forth
above, Tenant shall pay to Landlord a proportionate share of the cost of all insurance obtained by Landlord in connection with the Building, and not covered under Common Area expenses described above, including without limitation, all premiums for fire, extended coverage, public liability, workers compensation insurance, fidelity bonds for personnel, and insurance against liability for defamation and false arrest occurring in and about the Building. Any such sums shall be payable by Tenant to Landlord upon pertaining to such insurance. Tenant's share of such premiums shall not increase by more than 15% in any one year. Throughout the term of this Lease and any extension, renewal,

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or option term, Landlord covenants and agrees to maintain fire and extended coverage insurance on the Building of not less than 100% replacement value.

10. COMMON AREAS. Landlord grants to Tenant and Tenant's customers and invitees the nonexclusive right to use, in common with all others to whom Landlord has or may hereafter grant rights to use the same, the Common Areas located within the Building. The term "Common Areas" as used in this Lease, shall include without limitation the parking areas, roadways, access roads, pedestrian sidewalks, pedestrian malls, hallways, stairs, elevators, common bathrooms, corridors, loading docks, delivery areas, ramps, landscaped areas, retaining walls, and all other areas or improvements which may be provided by Landlord for the common use of the tenants of the Building. The Common Areas shall at all times be subjected to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify, and enforce reasonable nondiscriminatory rules and regulations with respect to the Common Areas and all facilities situated thereon.

11.  USE OF PREMISES.    The Premises shall be used for the sole purpose of
operating and conducting thereon and therein a commercial bank and for such purposes as may be reasonably incidental thereto, and none other, without the written consent of Landlord. Tenant shall not do or permit anything therein, which will in any way increase the rate of fire insurance upon the comply with any and all requirements of Landlord's insurance carrier necessary for the liability insurance policies on said premises and the improvements on said premises.

12.  COMPLIANCE WITH LAWS.    At all times during the term of this Lease or any
extensions thereof, Tenant shall comply with all requirements of any State or Federal stature, or local ordinance or regulation, applicable to Tenant or Tenant's use of the Premises, and shall indemnify, defend, protect and hold Landlord harmless from penalties, fines, costs, expenses, or damages resulting from failure to do so. Tenant shall further refrain from committing or suffering to be committed by any person any waste upon premises or any nuisance or other act or thing which may disturb the quiet enjoyment of nay other tenant in the Building, from causing or permitting any noxious, disturbing or offensive odors, fumes or gases, or any smoke, dust, steam, or vapors, any loud or disturbing noise or vibrations to originate in or be emitted from the Premises, or from using the Premises in any manner which, in Landlord's opinion, is or may be, harmful to the Building or disturbing to other tenants in the Building.

13.  UTILITIES.      Tenant shall pay all utility costs incurred in connection
with Tenant's occupation and use of the Premises, including, without limitation, water, gas, electricity, sewer, garbage removal, and other utility services, and all utility taxes levied in connection with utilities used on the Premises. If any utilities are not separately metered or assessed, Tenant agrees to pay Landlord, as additional rent, upon submission of a statement for same, the charges for such utilities as determined from time to time by Landlord based on a reasonable estimate of Tenant's proportionate use of such utility. Landlord shall not be responsible nor liable in any way whatsoever for the quality, impairment, interruption, or stoppage of utilities, or for interference with or stoppage of

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any service with or without notice to Tenant. Tenant shall pay all such utility costs from the date upon which the Premises are made available to Tenant for Tenant's work. Any such charges paid by Landlord shall be reimbursed to Landlord upon demand.

14.  NO JOINT VENTURE.   It is agreed that nothing contained in this Lease shall
be deemed or construed as creating a partnership or joint venture or agency relationship between Landlord and Tenant or between Landlord and any other party, or cause either party to be responsible in any way for the debts or obligations or the other party. Neither the method of computation or any rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord or Tenant, and Tenant shall take or suffer no action which might lead a third person to believe otherwise. It is both a fact and it is understood between the parties that Landlord shall not be liable for any debts incurred by Tenant in the conduct of Tenant's business.

15. MAINTENANCE AND REPAIR. From and after the time Tenant obtains possession of the Premises, Landlord shall have no obligation to make any repairs, improvements, or alterations whatsoever to the interior of the Premises, except to the extent necessitated by the negligence or misconduct of Landlord. Landlord shall maintain in good and substantial repair during the Lease term, as a Common Area maintenance chare, the exterior of the Building (including the slab floor, roof, gutters, downspouts, and exterior walls, but not glass, plate glass, or doors) and sidewalks, paved parking, loading docks, utility lines not exclusively used by and located in the Tenant's premises, and utility lines used exclusively by Tenant located outside the Premises, and other Common Areas, except to the extent that the damage thereto is caused by negligence or misconduct or Tenant, in which event Tenant shall be responsible therefor. Notwithstanding the foregoing, Tenant shall only be responsible for utility lines located within the Premises that exclusively serve the Premises. As provided above, Tenant shall at Tenant's own cost and expense, keep and maintain all interior portions of the Premises in good order and repair and in as safe and clean a condition as they were when received by Tenant, reasonable use and wear excepted. Said obligations shall include maintenance of exterior entrances, all partitions, doors, door jambs, door closers, door hardware, fixtures, equipment and appurtenances thereof, and plumbing, electrical, lighting, and heating systems which protrude into the Premises and all other portions of the Building except as provided in the following paragraph. Tenant shall at Tenant's sole cost and expense repair and replace the glass in any display window on the Premises that become broken, regardless or cause. If Tenant refuses or neglects to repair items properly required under this paragraph as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or the Tenant's business by reason there of, and upon completion thereof, Tenant shall pay Landlord's cost for making such repairs, plus 10% for Landlord's overhead and supervision.

16.  TENANT IMPROVMENTS AND ALTERATIONS.     Tenant shall be responsible for all
tenant improvements. Tenant shall not have the right to make any alterations, improvements or additions to the Premises without first obtaining the

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Landlord's written consent. Tenant shall present to Landlord plans and specifications for such at the time consent is sought. Tenant shall not cause or permit any lien to be placed on or accrue upon the Premises or any part thereof by reason of anything done or omitted to be done upon said Premises by or with the permission of Tenant. All Alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the Premises by Tenant or any other person shall be the property or Landlord, and upon termination of this Lease shall remain upon and be surrendered with the Premises as a part thereof. Any floor covering affixed to the floor of the Premises shall become the property of Landlord. Notwithstanding the foregoing, Tenant shall have the right to make interior nonstructural alterations, additions, and improvements to the Premises without the Landlord's consent, provided that any such alterations, additions, or improvements shall not diminish the value of the Premises or impair the structural integrity of the Premises or the Building and that the total of such improvements does not exceed $5,000.00 in any lease year. Such alterations shall be in conformance with applicable governmental codes.

17. INSTALLATION AND REMOVAL OF TRADE FIXTURES. Tenant at Tenant's sole cost and expense may install in the Premises such fixtures and equipment not permanently affixed to the realty as Tenant deems advisable, and may remove the same from the Premises at any time during the term of this Lease; provided however, that no injury shall be done to the structural strength of the Building when said fixtures or equipment are removed, and the Building shall be repaired to substantially its original condition. Any trade fixtures not removed from said Premises by Tenant prior to the expiration or sooner termination or this Lease shall be deemed abandoned by Tenant and shall not be liable for trespass, conversion or negligence by reason or its acts or acts of anyone with respect to acquisition and/or disposition of such property.

18.  ACCESS BY LANDLORD.   Landlord or its designee shall be permitted to enter
upon the leased premises at reasonable times during business hours, and in emergencies at all times, to inspect the premises, to make repairs, additions or alterations to the premises, the Building, or any property owned or controlled by Landlord, or to exhibit the premises to prospective tenants 90 days prior to the end of the lease term.

19.  SIGNS.    Tenant shall not place or maintain, nor permit any other person to place or maintain, any sign, awning, canopy, marquee, or other advertising on the premises owned or controlled by Landlord without the prior written consent of Landlord.

20.  DESTRUCTION OF PREMISES.   If during the term of this lease the Building
shall be damaged by fire, earth quake, or other catastrophe or should the Building, during said term, be damaged by some other cause other than by Tenant, or for which Tenant is not liable, and it shall appear that such damage cannot be repaired or restored within ninety (90) working days after possession is given for the purpose of restoring and/or repairing the same, then and in that event this lease shall terminate, the parties thereto shall be released of any and all further obligations hereunder, and any rental paid in advance at the date when such damage shall have occurred shall be refunded to Tenant upon demand therefor; but if it shall appear that such damage may be repaired within said

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period of ninety (90) days, then this lease shall not terminate by reason thereof, but Landlord shall immediately proceed to have such repairs made and to restore the Building substantially to the condition in which it was at the time such damage occurred, and the same shall be so repaired and restored within ninety (90) working days after Tenant shall permit Landlord to enter for the purpose of doing such work, provided that the delay in causing such repairs to be made due to strike, lock-out, or other cause beyond the control of or not the fault of Landlord shall not be deemed to be a violation of the terms of this paragraph. In the event of any such reparable damage, Tenant shall be allowed a reasonable deduction in the amount of rent to be paid to Landlord during the time that Tenant's occupancy and use of the premises shall be interfered with or restricted by such damage or the work repairing the same. Should the parties hereto be unable to agree as to the character of the damage, and/or as to the time within which the same may be repaired, or as to the amount of the allowance to be made to Tenant in reduction of Tenant's rent, as herein provided, then on demand of either of the parties hereto, such or all of the questions shall be determined by the common law of arbitration of three disinterested persons, one chosen by Tenant, on by Landlord, and the third by the two so chosen.

21.  EMINENT DOMAIN.     Should during the term of this lease title to all of
the leased premises or so much thereof be taken by any public or quasi-public use under any statute or by right of eminent domain, so that a reasonable amount of reconstruction of the premises will not result in the premises being reasonably suitable for Tenant's continued occupancy for the use and purposes for which the premises are leased, this lease shall terminate as of the date that possession of said premises, or part thereof, be taken.

If any part of the premises shall be so taken and the remaining part thereof (after reconstruction of the then existing Building) is reasonably suited for Tenant's occupancy, this lease shall, as to the part so taken, terminate as of the date that possession of said part be taken, and the rent shall be reduced in proportion to the amount of floor area taken.

All compensation awarded or paid upon such a total or partial condemnation shall belong to and be the sole property of Landlord; provided, however, that Tenant shall be entitled to any award made for loss of business, depreciation to and cost of removal of stock and fixtures.

22. LIABILITY AND INDEMNITY. Landlord shall not be liable to Tenant for any damage arising from unforeseeable acts or negligence of other tenants or occupants of the Building. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, loss, proceedings, damages, causes of action, liability, costs or expense (including attorneys' fees) arising from or in connection with, or caused by (I) any act, omission or negligence of Tenant or any subtenant of Tenant, or their respect contractors, licensees, agents, servants or employees, wheresoever the same may occur, or
(ii) any use of the Premises, or any accident, injury, death or damage to any person or property occurring in, on or about the Premises, or any part thereof, and any service delivery facilities of any other portions of the Building used by Tenant, excluding

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such claims, loss, proceedings, damages, causes of action, liability, costs or expense (including attorneys' fees) arising from or in connection with, or caused by, Landlord's negligence or willful misconduct.

Landlord shall indemnify, defend, protect and hold Tenant harmless from and against and all claims which either (1) arise from or in connection with the possession, use, occupancy, management, repair, maintenance, or control of the Common Area of any portion thereof; (2) arise from, or in connection with, any act or omission of the Landlord in connection with the Common Area; (3) result from any default, breach, violation, or nonperformance of the Lease or any provision of this Lease by Landlord with respect to the Common Area; or (4) result in injury to any person or property or loss of life sustained in the Common Area, provided none of the foregoing are caused or contributed to by any act, omission, or negligence of Tenant or any subtenant of Tenant or their respective contractors, licensees, agents, servants, or employees.

23.  LIABILITY INSURANCE.     Tenant shall, at Tenant's expense, obtain and keep
in full force during the term of this Lease of any extensions thereof, a policy of comprehensive general liability insurance including contractual liability coverage, insuring Tenant and Landlord, against any liability arising out of the use, occupancy, or maintenance of the Premises. Such insurance shall be in the amount of not less than One Million Dollars ($1,000,000.00) for combined single limit bodily injury and property damage coverage. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, after notice from Landlord and expiration of the applicable cure period, Landlord may, but shall not be required to procure and maintain same, and at the expense of Tenant. Tenant shall deliver to Landlord, prior to right of entry, certificates evidencing the existence and amounts of such insurance. No policy shall be cancelable, or subject to reduction of coverage without thirty (30) days' notice to Landlord at the address indicated below. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry, shall name any lender of Landlord of which Tenant has knowledge as and additional insured, and shall be written by a company or companies rated A/VII, or better in "Best's Insurance Guide".

Landlord shall maintain a policy of comprehensive general liability insurance insuring Landlord against any liability arising out of the ownership, use, occupancy, or maintenance of the Building in the amount of not less than One Million Dollars ($1,000,000.00) combined single limit bodily injury and property damage coverage.

24.  WAIVER OF SUBROGATION.   Each of the parties hereto waives any and all
rights of recovery against the other or against any other tenant or occupant of the subject Premises or against the officers, employees, agents, representatives, customers and business visitors of such other party or of such other tenant or occupant of the subject Premises for loss of or damage to such waiving party or its property or the property or others under its control, arising from any cause insured against under the standard form

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of fire insurance policy with all permissible extension endorsements covering additional perils or under any other policy of insurance carried by such waiving party in lieu thereof, to the extent such loss or damage is insured against by such policy. Such waiver shall not be binding on either party unless the same is permitted by each party's insurance carrier without the payment of additional premium.

25.  ASSISNMENT AND SUBLETTING.    Tenant shall not voluntarily assign or
encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant's employees) to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent. If Tenant desires to make such and assignment, encumbrance, sublease or permit another person or entity to occupy or use part or all of the Premises, Tenant shall notify Landlord in writing by certified mail of such intent setting forth in detail all particulars of the proposed transaction, including adequate credit, financial, personal and business information on any person or entity involved in the proposed transaction. After the expiration of thirty (30) days from receipt of all items of information specified above, Tenant shall be entitled to proceed with the proposed assignment, encumbrance, sublease or additional occupancy, unless Landlord in the reasonable exercise of Landlord's judgment disapproves of the proposed assignee, sublessee, or occupant, on one or more of the following grounds:

     A. that the proposed use of the Premises conflicts or is incompatible with existing uses of the Building;
     B. that the proposed assignee, sublessee, or occupant's financial or credit ability or reputation is unsatisfactory;
     C. that the business or personal reputation of the proposed assignee, sublessee, or occupant is unsatisfactory;
     D. that the quality of previous or proposed business operations of the proposed assignee, sublessee, or occupant is unsatisfactory;
     E. that the business experience of the proposed assignee, sublessee, or occupant is less than three years in a similar type of retail operation;

Tenant shall reimburse Landlord for attorneys' fees reasonably paid or incurred by Landlord in connection with any proposed assignment, encumbrance, sublease, or occupancy pursuant to this section, requiring Landlord's consent.

In the event of any assignment, encumbrance, sublease, or occupancy pursuant to this section, the provisions of this section shall apply to any further proposals to assign, sublease, encumber or allow any other person or entity to use all or part of the Premises

Landlord may collect rent from any assignee, subtenant or occupant of all or any part of the Premises, and may apply the net amount collected to the rent required under the terms of this Lease, but no such assignment, subletting, occupancy or collection shall be deemed a wavier of any of the provisions of this section, or the acceptance of the assignee, subtenant, or occupant as tenant or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. Tenant

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shall in no event be relieved of any liability or responsibility by reason of any assignment, sublease, encumbrance or change in occupancy.

Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to assign or sublet the Premises to any parent, affiliated or subsidiary corporation, provided all other terms and conditions of this Lease, including use provisions, shall remain in full force and effect.

26.  LENDERS AND SUCCESSORS TO LANDLORD.     Tenant agrees that this Lease shall
be subordinate to any mortgages, trust deed, or other security of which Tenant is given written notice, now or hereafter encumbering the land and Building or upon any building hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof; provided, however, any such mortgage, deed of trust, or other security instrument shall contain a provision to the effect that so long as Tenant is not in default under this Lease or any renewal thereof, beyond the applicable cure period, no foreclosure of the mortgage, deed of trust, or other security instrument, or any proceeding in respect thereof, shall divest, impair, modify, abrogate, or otherwise adversely affect any interests or rights whatsoever of Tenant under this Lease. This shall be self-operative and no further instrument of subordination shall be required, provided, however, the Tenant shall from time to time on the request from the Landlord or of any other party in interest, execute and deliver any document or instrument that reasonably may be required by a lender to effectuate any subordination. If Tenant without reasonable cause fails to execute and deliver any such document or instrument, Landlord will have the right to declare Tenant in default, after written notice and expiration of the applicable cure period.

Within thirty (30) days after receipt of a written request therefor by Landlord, Tenant agrees to execute and deliver in recordable form an estoppel certificate to any mortgagee or proposed mortgagee or purchaser to the Landlord certifying (if such be the case) that this Lease is unmodified and in full force effect (and if there has been modification, that the same is in full force and effect as modified and stating the modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by the Tenant to deliver any such certificate within thirty (30) days after receipt shall be conclusive upon the Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord. Notices of any mortgagee of whom Tenant has been notified in writing, and said mortgagee shall have the right but not the obligation to cure said default.

Tenant shall attorn and be bound to any of Landlord's successors under all the terms, covenants and conditions of this Lease for the balance of the Lease Term.

27.  SURRENDER OF PREMISES.   On expiration or sooner termination of this lease,
or any extensions or renewals of this lease, Tenants shall promptly surrender and deliver the leased premises to Landlord in as good condition as they now are at the date of this lease, reasonable wear and tear excepted.

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28.  INSOLVENCY OF TENANT.    Tenant agrees that in the event all or
substantially all of the Tenant's assets are placed in the hands of a receiver or trustee, and such receiver or trustee, and such receivership or trusteeship continues for a period of thirty (30) days, or should Tenant make an assignment for the benefit of creditors or be adjudicated a bankrupt, or should Tenant institute any proceedings under the bankruptcy act or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition, arrangement or reorganization, or should any involuntary proceeding be filed against Tenant under any such bankruptcy laws and Tenant consent thereto or acquiesce therein by pleading or default, then this Lease or any interest in and to the Premises shall not become an asset in any of such proceedings, and, in any such event and in addition to any and all rights and remedies of Landlord to declare the term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder.

29. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed am accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other proper remedy.

30.  DEFAULT AND REMEDIES.    The occurrence of any of the following shall
constitute a default under this Lease:

     A. Tenant's failure to pay rent or to make any other payment required to be make by Tenant hereunder when due, which failure continues for ten
          (10) days after receipt of written notice thereof.

     B. Abandonment or vacation of the Premises by Tenant, for any purpose except remodeling or restoration for a time period approved by Landlord, or as otherwise herein provided.

     C. Tenant's failure to cause to be released any mechanic's or materialmen's liens filed against the Premises within thirty (30) days after receipt or notice of the date the same shall have been filed.

     D. Tenant's failure to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Subparagraphs A, B, and C above, where such failure continues for thirty (30) days after receipt of written notice thereof by Landlord to Tenant; provided, however, that if the nature of such failure cannot reasonably be cured within such thirty-day period,

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

          Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.


     E. The insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors; the filing for reorganization or arrangement under any law relating to bankruptcy or insolvency; or, the appointment of a receiver or trustee to take possession of substantially all of the Tenant's assets located at the Premises or of Tenant's interest in this Lease.

In the event of any default by Tenant hereunder, then, in addition to any other remedies available to Landlord at law or in equity, Landlord may at its option terminate this Lease and recover damages from Tenant, including (a) the worth at the time of award of the unpaid rent which has been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for such period that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

Alternatively, in the event of such default, Landlord may elect not to terminate the Lease and Landlord may enforce rights and remedies under the Lease, including the right to recover rent as it becomes due. In the event Landlord terminates the Lease, Landlord shall have the right to reenter and take possession of the Premises, to remove all persons and property therefrom, which property may be stored by Landlord at a warehouse of elsewhere at the risk, expense and for the account of Tenant, and to relet the Premises, or any part thereof, for the account of Tenant, for such term and upon such conditions and at such fullest extent permitted by law, the proceeds of any reletting shall be applied as follows: first, to pay Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and if Landlord shall maintain and operate the Premises, the cost thereof); second, pay any indebtedness of Tenant to Landlord other than rent; third, to the rent due and unpaid hereunder; fourth, the residue, if any, shall be held by Landlord and applied in payment of any other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

Nothing in this paragraph shall be deemed to affect Landlord's right to indemnification for liabilities arising prior to termination of this Lease for personal injury or property damage under the indemnification clause or clauses contained in this Lease.

No reentry or reletting of the Premises shall be construed as an election by Landlord to terminate either Tenant'' right to possession or this Lease unless a written notice of such

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

intention is given by Landlord to Tenant and notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant's right to possession in this Lease.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any set-off or abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth above, Landlord may, after notice to Tenant and expiration of the applicable cure period, but shall not be obligated to do so, and without waiving or releasing Tenant form any obligations or Tenant, make on Tenant's behalf any such payment or perform any such other act to be made or performed by Tenant as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the maximum legal rate permitted by the laws of California, to the date the default is cured, shall be payable to Landlord on demand, and Tenant covenants to pay any such sum. Landlord shall have, in addition to any other right or remedy or Landlord, the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

All remedies given to Landlord in this Lease shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter at law or in equity.

32. TENANT'S PROPERTY. Tenant agrees to insure the contents of the Premises against fire, theft, vandalism, and such other hazards as are readily insurable under a normal "fire and extended coverage" policy, and to provide Landlord with a copy of the certificate evidencing same, within thirty (30) days of the Commencement Date. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon, or about the Premises by Tenant. Except in the case of Landlord's intentional misconduct or gross neglect, Landlord shall not be liable for any damage to property of Tenant or of others located on the Premises, not for the loss of or damage to any property of Tenant or of others by theft or otherwise. Except in the case of the Landlord's intentional misconduct or damage to persons or property resulting from fire, explosion, falling plaster, gas, electricity, water, rain or leaks from any part of the Premises, or Common Areas, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or form any other place or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Premises, occupants of adjacent property, of the Common Area, or public, or caused by operations and construction of any private, public, or quasi-public work. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless form any claims by Tenant's insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord, and through no fault of Tenant. Notwithstanding anything to the contrary, Tenant shall be permitted to self-insure all or any portion of the risks named herein, or to provide such coverage under its blanket policy.

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

33.  WAVIER.   The failure of Landlord to insist in any one or more instances upon a strict performance of any of the covenants or agreements in this Lease or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant, agreement, or option, but the same shall continue and remain in full force and effect. The receipt by Landlord or rent, with knowledge of the breach of any covenant or agreement hereof, shall not be deemed a wavier of such breach, and no wavier by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

34.  LEGAL EXPENSES.     In the event that any action shall be instituted by
either of the parties hereto for the enforcement of any of its rights or remedies in or under this Lease, the prevailing party shall be entitled to recover form the other party, all costs incurred by said prevailing party in said action, including reasonable attorneys' fees to be fixed by the court therein.

35. NOTICES. Any notice, demand, request or other document or instrument which may be or is required to be given under this Lease shall be given only in writing and shall be deemed delivered if sent by United States certified, postage prepaid mail, return receipt requested, or by a national overnight delivery service, and shall be addressed (I) if to Landlord, C. Richard Deane and Rene Deane, 160 Mosswood Court, Santa Cruz, CA 95060; and (ii) if to Tenant, Coast Commercial Bank Attn: Bruce H. Kendall, 740 Front Street, Suite 240, Santa Cruz, CA 95060. Notices shall be effective upon deposit with reputable overnight delivery services or in the United States mails in accordance with the above provisions. Each party may designate such other address as shall also be given by such written notice. Other modes of delivery may also be utilized, provided such other delivery service can provide a proof of delivery.

36.  TIME OF ESSENCE.         Time is of the essence of this Lease. The parties
hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that the failure to timely perform any of the obligations hereof by either party shall constitute a breach of and a default under this Lease by the party so failing to perform.

37.  ENTIRE AGREEMENT.   This agreement constitutes the entire agreement between
the parties pertaining to the subject matter contained in it and to the Premises, and supersedes all prior and contemporaneous leases, agreements, representations, and understandings of the parties. No supplement, modification, or amendment shall be binding unless executed in writing by all of the parties.

38. PARTIAL INVALIDITY. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

39.  SUCCESSORS.    All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than on tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant, unless the assignment to such assignee has been approved by Landlord as provided above.

40.  CONSTRUCTION OF DOCUMENT.     This Lease has been the subject of
negotiation by all parties hereto, and consequently this Lease shall not be construed in favor of or against any party by reason of that party having prepared this Lease or any part hereof.

41.  WARRANTY OF AUTHORITY.   If Tenant is a corporation, Tenant certifies that
it will have qualified to do business in California as provided by the law of California on or prior to the time that the Premises shall have been available by Landlord to Tenant as provided for herein, and each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with a duly adopted resolution of the board of directors of such corporation or in accordance with the bylaws of such corporation, and that this Lease is binding upon such corporation in accordance with its terms.

42.  HAZARDOUS AND TOXIC SUBSTANCES.    Tenants shall not use, generate, store,
or dispose, or give consent to anyone else to use, generate, store or dispose, any hazardous, toxic, or radioactive materials [hereinafter referred to collectively as "Hazardous Materials"]. As herein used, Hazardous Materials shall include, without limitation, those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code Division 4, Chapter 30, as amended from tome to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous waste", or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC, Section 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 USC, Section 1801 ET SEQ., and any other governmental statutes, laws, ordinances, rules, and regulations now or hereafter in effect. Tenant shall indemnify, defend and hold Landlord from and against any and all claims, damages, costs, and liabilities, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary repair, clean up, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes,

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

laws, ordinances, rules and regulations pertaining to Hazardous Materials shall excuse Tenant form Tenant's obligation pursuant to the foregoing indemnity shall survive the termination of this Lease.

43.  OPTIONS TO RENEW.   Provided Tenant is not in default under this Lease,
Tenant shall have an option to renew this Lease for three (3) successive periods of five (5) years each. Tenant shall exercise the option to renew by giving notice to Landlord not more than eighteen (18) months nor less than twelve (12) months before expiration of the then-existing term. Except as provided below, each renewed term shall be on the same terms, covenants, and conditions as provided in this Lease for the initial term. The initial Base Rent shall be equal to the Base Rent at the commencement of the previous lease term, increased to reflect any increase in the cost of living index during the entire previous term. The increase shall be calculated on the basis of the U.S. Department of Labor Consumer Price Indexes, All Items Indexes, All Urban Consumers for the San Francisco-Oakland-San Jose area, based on the most recent publication of the index immediately prior to the adjustment date.

The Base Rent for the second renewal term shall be equal to the fair rental value for the Premises as agreed by the parties. In no event shall the rent be less than the rent in effect immediately prior to the commencement of the second renewal term. In the event the parties cannot agree upon the amount of rental, the parties shall agree upon an appraiser to fix the fair market rental. In the event the parties cannot agree upon an appraiser, either party may petition the Superior Court of the State of California for the County of Santa Cruz to have the court appoint such an appraiser, with each party to bear one-half of the cost of such appraiser.

The Base Rent for the third renewal term shall be equal to the Base Rent at the commencement of the previous lease term, increased to reflect any increase in the cost of living index during the entire previous lease term. The increase shall be calculated on the basis of the U.S. Department of Labor Consumers for the San Francisco-Oakland-San Jose area, based on the most recent publication of the index immediately prior to the adjustment date.

44.  REGULAROTY APPROVAL.     Tenant shall have the right to terminate this
Lease upon thirty (30) days' written notice to Landlord at any time prior to May 31, 1998, if Tenant is unable to obtain all necessary approvals from governmental agencies regulating Tenant's business, provided Tenant has exercised its best efforts to obtain such approvals.

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed by their duly authorized representative as of the day and year first written below.

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                                             LANDLORD:

DATED:  March 4, 1998                       /s/C.R. Deane
                                            ------------------
                                             C.R. DEANE


DATED:  March 4, 1998                        /s/Rene Deane
                                             -------------------------
                                             RENE DEANE


                                             TENANT:

DATED: March 4, 1998                         COAST COMMERCIAL BANK

                                             BY /s/Bruce H. Kendall, SVP & CFO
                                                ------------------------------

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